Exhibit 5.1

December 8, 2016

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Superconductor Technologies Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company (the “Offering”) of up to $3,998,335 of the Company’s: (i) Class A Units consisting of one share of its common stock, par value $0.001 per share (“Common Stock” and such initial shares of Common Stock issued, the “Initial Shares”) and a warrant to purchase one share of Common Stock (the “Warrants”), and (ii) Class B Units consisting of Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”) and Warrants based on the number of shares of Common Stock convertible under the Series D Preferred Stock. The Initial Shares, the Series D Preferred Stock, and the Warrants are collectively referred to as the “Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined or considered originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (the “Certificate of Designation”), the amended and restated bylaws of the Company, as amended and as in effect on and as of the date hereof, records of relevant corporate proceedings with respect to the Offering and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Registration Statement as filed with the Commission.

In connection with our representation of the Company, and as a basis for the opinion herein, we have assumed the genuineness, authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the genuineness, authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies, the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined and that the Certificate of Designation will be filed (in the form approved by the Company’s board of directors) in accordance with the General Corporation Law of the State of Delaware prior to the issuance of the Series D Preferred Stock. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Warrants on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (e) which provides that the terms of the Warrants may not be waived or modified except in writing or (f) relating to choice of law or consent to jurisdiction.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1. The Initial Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

2. The Series D Preferred Stock has been authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

3. The Warrants have been duly authorized for issuance and, when the Warrants are issued and paid for as contemplated in the Registration Statement, the Warrants will have been duly executed and delivered by the Company and will constitute duly authorized, valid and legally binding obligations of the Company.

4. The shares of Common Stock issuable upon the conversion of the Series D Preferred Stock (the “Conversion Shares”) have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of Series D Preferred Stock and the Certificate of Designation, including the payment of the exercise price therefor, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

5. The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

6. When the Class A Units have been duly delivered by the Company against the payment of consideration therefor specified in the applicable agreements, and as contemplated in the Registration Statement, such Class A Units will constitute valid and legally binding obligations of the Company.

7. When the Class B Units have been duly delivered by the Company against the payment of consideration therefor specified in the applicable agreements, and as contemplated in the Registration Statement, such Class B Units will constitute valid and legally binding obligations of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws), and the federal securities laws. Further, this opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Very truly yours,

/s/ MANATT, PHELPS & PHILLIPS, LLP
Manatt, Phelps & Phillips, LLP